SIRIUS SATELLITE RADIO REPORTS STRONG
FIRST QUARTER 2007 RESULTS

  First Quarter Revenue Increases 61% to a Record $204 Million

  Subscribers Increase 556,490 to Approximately 6.6 Million

  Satellite Radio Leader with 66% Segment Share of Net Subscriber Additions

  Net Loss Improves 68% Over Last Year

  2007 Guidance Reiterated

NEW YORK – May 1, 2007 – SIRIUS Satellite Radio (NASDAQ: SIRI) today announced strong first quarter 2007 results, including a 61% increase in revenue to a record $204 million from the year ago quarter, strong first quarter subscriber growth of 556,490 driving ending subscribers to approximately 6.6 million and accounting for 66% of satellite radio segment share.

“2007 is off to a great start,” said Mel Karmazin, CEO of SIRIUS. “SIRIUS once again led the satellite radio segment in net subscriber additions marking the sixth straight quarter of leadership. At the same time, we increased revenue by 61% and reduced our net loss by 68% from last year’s first quarter. We are very pleased with our strong operating results and we are on track to meet our 2007 guidance.”

“SIRIUS is excited about the pending merger with XM. The audio entertainment market has changed dramatically since we received our licenses in 1997 and consumers now have a dizzying and ever-expanding array of options to choose from. We believe the merger makes sense for consumers and stockholders and we are confident that the transaction will be completed by the end of 2007.”

SIRIUS ended first quarter of 2007 with 6,581,045 subscribers, up 61% from 4,077,747 subscribers at the end of the year-ago quarter. During first quarter of 2007, SIRIUS added 556,490 net subscribers consisting of 192,978 from the retail channel and 364,674 from the OEM channel. In first quarter of 2007, SIRIUS captured 66% of satellite radio segment share, marking the sixth consecutive quarter for leadership.

Total revenue for the first quarter of 2007 increased to $204.0 million, up 61% from $126.7 million for the year-ago quarter. Advertising revenue was $6.7 million during first quarter 2007 and average monthly revenue per subscriber (or “ARPU”) was $10.46. Average monthly subscriber churn was 2.3%, and was consistent with previously provided 2007 churn guidance. SAC per gross subscriber addition was $104 for the first quarter of 2007.

SIRIUS reported a net loss of ($144.7) million, or ($0.10) per share for the first quarter of 2007, a 68% improvement from a net loss of ($458.5) million, or ($0.33) per share for the first quarter of 2006. The adjusted net loss for first quarter 2007 (adjusted to exclude stock-based compensation) improved to ($120.5) million, or ($0.08) per share, a 31% improvement from the adjusted net loss for first quarter 2006 of ($174.0) million, or ($0.13) per share.

2007 OUTLOOK

SIRIUS today reiterated the following guidance for the full year 2007:

  Total revenue approaching $1 billion

  More than 8 million subscribers at year-end

  Average monthly subscriber churn of approximately 2.2 – 2.4%

  SAC per gross subscriber addition of approximately $95

Other Developments

During 2007, SIRIUS enhanced its exclusive agreements with Lincoln, Land Rover, Mitsubishi, Audi, MINI and Mercedes Benz USA. Under the new agreements, SIRIUS will become standard equipment on selected models leading to a significant increase in the production penetration levels.

SIRIUS announced enhanced programming during the first quarter, including the ‘SIRIUSly Sinatra’ channel, the ‘Foxxhole’ featuring Jamie Foxx, as well as the launch of every race in the NASCAR Nextel Cup Series, NASCAR Busch Series and NASCAR Craftsman Truck Series.

RESULTS OF OPERATIONS

The discussion of operating expenses below excludes the effects of stock-based compensation. SIRIUS believes this presentation improves the transparency of disclosure and is consistent with the way operating results are evaluated.

FIRST QUARTER 2007 VERSUS FIRST QUARTER 2006

For the first quarter of 2007, SIRIUS recognized total revenue of $204.0 million compared to $126.7 million for the first quarter of 2006. This 61%, or $77.3 million, increase in revenue was driven by a $75.6 million increase in subscriber revenue resulting from the net increase in subscribers of 2,503,298, or 61%, from March 31, 2006 to March 31, 2007.

The company’s adjusted loss from operations decreased $52.7 million to ($84.0) million for the first quarter of 2007 from ($136.7) million for the first quarter of 2006 (refer to the reconciliation table of net loss to adjusted loss from operations). This decrease was driven by the increase in total revenue of $77.3 million, which more than offset a $24.7 million increase in operating expenses.

Programming and content expenses increased $7.2 million to $57.1 million for the first quarter of 2007 from $49.9 million for the first quarter of 2006. The increase was primarily attributable to license fees associated with new programming.

Revenue share and royalties increased $13.6 million to $27.1 million for the first quarter of 2007 from $13.5 million for the first quarter of 2006. The increase was primarily attributable to an increase in the OEM subscriber base and higher revenue.

Customer service and billing expenses increased $4.1 million to $21.7 million for the first quarter of 2007 from $17.6 million for the first quarter of 2006. The increase was primarily attributable to call center operating costs necessary to accommodate the increase in the company’s subscriber base and transaction fees due to the addition of new subscribers. Customer service and billing expenses per average subscriber per month declined 26% to $1.15 for the first quarter of 2007 from $1.55 for the first quarter of 2006.

Sales and marketing expenses were relatively consistent for the first quarter of 2007 as compared to the first quarter of 2006, despite a 61% increase in total revenue.

Subscriber acquisition costs decreased $10.9 million to $98.2 million for the first quarter of 2007 from $109.1 million for the first quarter of 2006. This decrease was primarily attributable to lower commissions and decreased aftermarket subsidies, as the company continued to reduce manufacturing and chip set costs, offset by increased OEM hardware subsidies due to higher production volume.

SAC per gross subscriber addition decreased 8% from $113 for the first quarter of 2006 to $104 for the first quarter of 2007 primarily due to lower average commission rates and decreased average subsidy rates as the company continued to reduce manufacturing and chipset costs.

General and administrative expenses increased $6.0 million to $23.4 million for the first quarter of 2007 from $17.4 million for the first quarter of 2006. The increase was primarily the result of overhead expansion to support the growth of the business.

For the first quarter of 2006, the company recorded $4.4 million for its share of SIRIUS Canada Inc.’s net loss.

SIRIUS reported a net loss of ($144.7) million, or ($0.10) per share, for the first quarter of 2007, including a ($0.02) per share impact from stock-based compensation, compared to a net loss of ($458.5) million, or ($0.33) per share, in the year-ago quarter, including a ($0.20) per share impact from stock-based compensation. The adjusted net loss per share, or net loss per share excluding stock-based compensation, was ($0.08) in the first quarter of 2007 as compared to an adjusted net loss per share of ($0.13) in the first quarter of 2006 (refer to the reconciliation table of net loss per share to adjusted net loss per share).

PENDING MERGER WITH XM

On February 19, 2007, SIRIUS and XM Satellite Radio announced a definitive agreement under which the companies will be combined in a tax-free, all-stock merger of equals. XM stockholders will receive 4.6 shares of SIRIUS common stock for each share of XM they own. XM and SIRIUS stockholders will each own approximately 50 percent of the combined company.

The transaction is subject to approval by both companies’ stockholders, the satisfaction of customary closing conditions and regulatory review and approvals, including antitrust agencies and the FCC. The companies expect the transaction to be completed by the end of 2007.

The companies filed their Merger Agreement with the Securities and Exchange Commission on a Form 8-K on February 21, 2007.

This communication is being made in respect of the proposed business combination involving SIRIUS and XM. In connection with the proposed transaction, SIRIUS plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of SIRIUS and XM plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of SIRIUS and XM. INVESTORS AND SECURITY HOLDERS OF SIRIUS AND XM ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by SIRIUS and XM through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, New York, NY 10020, Attention: Investor Relations or by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, NE, Washington, DC 20002, Attention: Investor Relations.

SIRIUS, XM and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 23, 2007 and information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006 which was filed with the SEC on March 1, 2007 and its proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 17, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, unless otherwise stated)
(Unaudited)

Subscribers:
	For the Three Months
	Ended March 31,

	2007	2006

Beginning subscribers	6,024,555	3,316,560
Net additions	556,490	761,187

Ending subscribers	6,581,045	4,077,747

Retail	4,234,804	3,000,321
OEM	2,323,683	1,049,036
Hertz	22,558	28,390

Ending subscribers	6,581,045	4,077,747

Retail	192,978	534,958
OEM	364,674	225,343
Hertz	(1,162)	886

Net additions	556,490	761,187

Metrics:
	For the Three Months
	Ended March 31,

	2007	2006

Gross subscriber additions	988,458	960,610
Deactivated subscribers	431,968	199,423
Average monthly churn (1)(6)	2.3%	1.8%
SAC per gross subscriber addition (2)(6)	$104	$113
Customer service and billing expenses per average subscriber (3)(6)	$1.15	$1.55
Total revenue	$204,037	$126,664
Free cash flow (4)(6)	$(146,715)	$(165,537)

Monthly ARPU:
Average monthly subscriber revenue per subscriber
before effects of Hertz subscribers and mail-in rebates	$10.30	$10.70
Effects of Hertz subscribers	0.04	0.03
Effects of mail-in rebates	(0.24)	(0.58)

Average monthly subscriber revenue per subscriber	10.10	10.15
Average monthly net advertising revenue per subscriber	0.36	0.65

ARPU (5)(6)	$10.46	$10.80

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES - CONTINUED

(In thousands, unless otherwise stated)
(Unaudited)

Adjusted Loss from Operations:
	For the Three Months
	Ended March 31,

	2007	2006

Net loss	$(144,745)	$(458,544)
Depreciation	26,786	24,933
Stock-based compensation	24,260	284,586
Other income and expense	9,145	11,622
Income tax expense	555	753

Adjusted loss from operations (7)	$(83,999)	$(136,650)

Adjusted Net Loss and Adjusted Net Loss per Share:
	For the Three Months
	Ended March 31,

	2007	2006

Net loss	$(144,745)	$(458,544)
Stock-based compensation	24,260	284,586

Adjusted net loss (8)	$(120,485)	$(173,958)

Net loss per share (basic and diluted)	$(0.10)	$(0.33)
Stock-based compensation	0.02	0.20

Adjusted net loss per share (basic and diluted) (8)	$(0.08)	$(0.13)

Weighted average common shares outstanding
(basic and diluted)	1,457,011	1,386,982

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES - CONTINUED

(Dollars in thousands, unless otherwise stated)
(Unaudited)

Condensed Consolidated Statements of Operations:
	For the Three Months
	Ended March 31,

	2007	2006

Total revenue	$204,037	$126,664
Operating expenses:
Satellite and transmission	7,330	7,301
Programming and content	57,063	49,934
Revenue share and royalties	27,134	13,527
Customer service and billing	21,654	17,618
Cost of equipment	9,292	3,465
Sales and marketing	32,518	32,279
Subscriber acquisition costs	98,237	109,144
General and administrative	23,403	17,367
Engineering, design and development	11,405	12,679
Depreciation	26,786	24,933
Stock-based compensation	24,260	284,586

Total operating expenses	339,082	572,833

Loss from operations	(135,045)	(446,169)
Other income (expense)	(9,145)	(11,622)

Loss before income taxes	(144,190)	(457,791)
Income tax expense	(555)	(753)

Net loss	$(144,745)	$(458,544)

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)
(Unaudited)

	For the Three Months
	Ended March 31,

	2007	2006

Revenue:
Subscriber revenue, including effects of mail-in rebates	$190,796	$115,181
Advertising revenue, net of agency fees	6,721	7,338
Equipment revenue	4,671	3,692
Other revenue	1,849	453

Total revenue	204,037	126,664
Operating expenses (excludes depreciation shown separately below) (1):
Cost of services:
Satellite and transmission	7,986	8,203
Programming and content	59,998	299,734
Revenue share and royalties	27,134	13,527
Customer service and billing	21,853	17,862
Cost of equipment	9,292	3,465
Sales and marketing	38,162	34,481
Subscriber acquisition costs	100,117	119,043
General and administrative	35,343	31,873
Engineering, design and development	12,411	19,712
Depreciation	26,786	24,933

Total operating expenses	339,082	572,833

Loss from operations	(135,045)	(446,169)
Other income (expense):
Interest and investment income	6,042	9,937
Interest expense, net of amounts capitalized	(15,192)	(17,124)
Equity in net loss of affiliate	-	(4,445)
Other income	5	10

Total other income (expense)	(9,145)	(11,622)

Loss before income taxes	(144,190)	(457,791)
Income tax expense	(555)	(753)

Net loss	$(144,745)	$(458,544)

Net loss per share (basic and diluted)	$(0.10)	$(0.33)

Weighted average common shares outstanding (basic and diluted)	1,457,011	1,386,982

(1) Amounts related to stock-based compensation included in other operating expenses were as follows:
Satellite and transmission	$656	$902
Programming and content	2,935	249,800
Customer service and billing	199	244
Sales and marketing	5,644	2,202
Subscriber acquisition costs	1,880	9,899
General and administrative	11,940	14,506
Engineering, design and development	1,006	7,033

Total stock-based compensation	$24,260	$284,586

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
BALANCE SHEET DATA
(In thousands)

	As of

	March 31, 2007	December 31, 2006

	(Unaudited)
Cash, cash equivalents and marketable securities	$264,122	$408,921
Restricted investments	77,850	77,850
Working capital	(270,900)	(257,799)
Total assets	1,506,147	1,658,528
Long-term debt	1,067,339	1,068,249
Total liabilities	1,928,057	2,047,599
Accumulated deficit	(3,978,465)	(3,833,720)
Stockholders’ deficit	(421,910)	(389,071)

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)
(Unaudited)

	For the Three Months Ended March 31,

	2007	2006

Cash flows from operating activities:
Net loss	$(144,745)	$(458,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	26,786	24,933
Non-cash interest expense	754	761
Provision for doubtful accounts	2,088	1,777
Non-cash equity in net loss of affiliate	-	4,445
(Gain) loss on disposal of assets	(4)	221
Stock-based compensation	24,260	284,586
Deferred income taxes	555	753
Changes in operating assets and liabilities:
Accounts receivable	6,639	9,952
Inventory	(473)	(1,198)
Receivables from distribution partners	(7,569)	(8,687)
Prepaid expenses and other current assets	(9,173)	(13,071)
Other long-term assets	(2,924)	579
Accounts payable and accrued expenses	(47,811)	(45,220)
Accrued interest	(11,763)	(10,460)
Deferred revenue	21,731	44,458
Other long-term liabilities	7,702	7,543

Net cash used in operating activities	(133,947)	(157,172)

Cash flows from investing activities:
Additions to property and equipment	(12,458)	(5,496)
Sales of property and equipment	96	52
Purchases of restricted and other investments	(310)	(2,869)
Purchases of available-for-sale securities	-	(71,600)
Sales of available-for-sale securities	10,850	104,450

Net cash (used in) provided by investing activities	(1,822)	24,537

Cash flows from financing activities:
Proceeds from exercise of stock options	1,510	1,459

Net cash provided by financing activities	1,510	1,459

Net decrease in cash and cash equivalents	(134,259)	(131,176)
Cash and cash equivalents at the beginning of period	393,421	762,007

Cash and cash equivalents at the end of period	$259,162	$630,831

FOOTNOTES TO PRESS RELEASE AND TABLES FOR NON-GAAP FINANCIAL MEASURES

This press release, including the selected financial information above, includes the following non-GAAP financial measures: average monthly churn; SAC per gross subscriber addition; customer service and billing expenses per average subscriber; free cash flow; average monthly revenue per subscriber, or ARPU; adjusted loss from operations; adjusted net loss; and adjusted net loss per share. The definitions and usefulness of such non-GAAP financial measures are as follows (dollars in thousands, unless otherwise stated):

(1)	SIRIUS defines average monthly churn as the number of deactivated subscribers divided by average quarterly subscribers.

(2)

SIRIUS defines SAC per gross subscriber addition as subscriber acquisition costs, excluding stock-based compensation, and margins from the direct sale of SIRIUS radios and accessories divided by the number of gross subscriber additions for the period. SAC per gross subscriber addition is calculated as follows:

	For the Three Months Ended March 31,

	2007	2006

Subscriber acquisition costs	$100,117	$119,043
Less: stock-based compensation	(1,880)	(9,899)
Add: margin from direct sale of SIRIUS
radios and accessories	4,621	(227)

SAC	$102,858	$108,917

Gross subscriber additions	988,458	960,610
SAC per gross subscriber	$104	$113

(3)

SIRIUS defines customer service and billing expenses per average subscriber as total customer service and billing expenses, excluding stock-based compensation, divided by the daily weighted average number of subscribers for the period. Customer service and billing expenses per average subscriber is calculated as follows:

	For the Three Months Ended March 31,

	2007	2006

Customer service and billing expenses	$21,853	$17,862
Less: stock-based compensation	(199)	(244)
Customer service and billing expenses,

as adjusted	$21,654	$17,618
Daily weighted average number of
subscribers	6,295,282	3,782,543
Customer service and billing expenses,
as adjusted, per average subscriber	$1.15	$1.55

(4)	SIRIUS defines free cash flow as cash flow from operating activities, capital expenditures and restricted and other investment activity. Free cash flow is calculated as follows:

	For the Three Months Ended March 31,

	2007	2006

Net cash used in operating activities	$(133,947)	$(157,172)
Additions to property and equipment	(12,458)	(5,496)
Restricted and other investment activity	(310)	(2,869)

Free cash flow	$(146,715)	$(165,537)

(5)	SIRIUS defines ARPU as the total earned subscriber revenue and net advertising revenue divided by the daily weighted average number of subscribers for the period. ARPU is calculated as follows:

	For the Three Months Ended March 31,

	2007	2006

Subscriber revenue	$190,796	$115,181
Net advertising revenue	6,721	7,338

Total subscriber and net advertising revenue	$197,517	$122,519

Daily weighted average number of
subscribers	6,295,282	3,782,543
ARPU	$10.46	$10.80

(6)

SIRIUS believes average monthly churn; SAC per gross subscriber addition; customer service and billing expenses per average subscriber; free cash flow; and ARPU provide meaningful information regarding operating performance and liquidity and are used for internal management purposes; when publicly providing the business outlook; as a means to evaluate period-to-period comparisons; and to compare the company’s performance to that of its competitors. SIRIUS also believes that investors use current and projected metrics to monitor performance of the business and make investment decisions.

SIRIUS believes the exclusion of stock-based compensation expense in the calculations of SAC per gross subscriber addition and customer service and billing expenses per average subscriber is useful given the significant variation in expense that can result from changes in the fair market value of SIRIUS common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of subscriber acquisition costs and customer service and billing expenses. Specifically, the exclusion of stock-based compensation expense in the calculation of SAC per gross subscriber addition is critical in being able to understand the economic impact of the direct costs incurred to acquire a subscriber and the effect over time as economies of scale are reached.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation for, or superior to measures of financial performance prepared in accordance with GAAP.

(7)

SIRIUS refers to net loss before taxes; other income (expense) – including interest and investment income, interest expense, loss from redemption of debt and equity in net loss of affiliate; depreciation; impairment charges; and stock-based compensation expense as adjusted loss from operations. Adjusted loss from operations is not a measure of financial performance under GAAP. The company believes adjusted loss from operations is a useful measure of its operating performance. The company uses adjusted loss from operations for budgetary and planning purposes; to assess the relative profitability and on-going performance of consolidated operations; to compare performance from period to period; and to compare performance to that of its competitors. The company also believes adjusted loss from operations is useful to investors to compare operating performance to the performance of other communications, entertainment and media companies. The company believes that investors use current and projected adjusted loss from operations to estimate the current or prospective enterprise value and make investment decisions.

Because the company funds and builds-out its satellite radio system through the periodic raising and expenditure of large amounts of capital, results of operations reflect significant charges for interest and depreciation expense. The company believes adjusted loss from operations provides useful information about the operating performance of the business apart from the costs associated with the capital structure and physical plant. The exclusion of interest expense and depreciation is useful given fluctuations in interest rates and significant variation in depreciation expense that can result from the amount and timing of capital expenditures and potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. The company believes the exclusion of taxes is appropriate for comparability purposes as the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. The company also believes the exclusion of stock-based compensation expense is useful given the significant variation in expense that can result from changes in the fair market value of the company’s common stock. Finally, the company believes that the exclusion of equity in net loss of affiliate (SIRIUS Canada, Inc.) is useful to assess the performance of its core consolidated operations in the continental United States. To compensate for the exclusion of taxes, other income (expense), depreciation, impairment charges and stock-based compensation expense, the company separately measures and budgets for these items.

There are material limitations associated with the use of adjusted loss from operations in evaluating the company compared with net loss, which reflects overall financial performance, including the effects of taxes, other income (expense), depreciation, impairment charges and stock-based compensation expense. The company uses adjusted loss from operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate the operating results after giving effect for these costs, should refer to net loss as disclosed in the unaudited consolidated statements of operations. Since adjusted loss from operations is a non-GAAP financial measure, the calculation of adjusted loss from operations may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance in accordance with GAAP.

(8)

SIRIUS refers to adjusted net loss and adjusted net loss per share as net loss per share excluding impairment charges and stock-based compensation expense. Adjusted net loss and adjusted net loss per share are not measures of financial performance under GAAP. The company believes adjusted net loss and adjusted net loss per share are useful to investors to compare its operating performance to the performance of other communications, entertainment and media companies. The company believes the exclusion of impairment charges is appropriate for comparability purposes as the existence, amount and timing of impairment charges can vary from period to period and can vary widely across different industries or among companies within the same industry. The company also believes the exclusion of stock-based compensation expense is useful given the significant variation in expense that can result from changes in the fair market value of the company’s common stock.

There are material limitations associated with the use of adjusted net loss and adjusted net loss per share in evaluating the company compared with net loss and net loss per share, which reflects overall financial performance, including the effects of impairment charges and stock-based compensation expense. The company uses adjusted net loss and adjusted net loss per share to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate the operating results after giving effect for these costs, should refer to net loss and net loss per share as disclosed in the unaudited consolidated financial statements of operations. Since adjusted net loss and adjusted net loss per share are non-GAAP financial measures, the calculation of adjusted net loss and adjusted net loss per share may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

About SIRIUS

SIRIUS, “The Best Radio on Radio,” delivers more than 130 channels of the best programming in all of radio. SIRIUS is the original and only home of 100% commercial free music channels in satellite radio, offering 69 music channels. SIRIUS also delivers 65 channels of sports, news, talk, entertainment, traffic, weather and data. SIRIUS is the Official Satellite Radio Partner of the NFL, NASCAR, NBA and NHL, and broadcasts live play-by-play games of the NFL, NBA and NHL, as well as live NASCAR races. All SIRIUS programming is available for a monthly subscription fee of only $12.95.

SIRIUS Internet Radio (SIR) is a CD-quality, Internet-only version of the SIRIUS radio service, without the use of a radio, for the monthly subscription fee of $12.95. SIR delivers more than 75 channels of talk, entertainment, sports, and 100% commercial free music.

SIRIUS products for the car, truck, home, RV and boat are available in more than 25,000 retail locations, including Best Buy, Circuit City, Crutchfield, Costco, Target, Wal-Mart, Sam's Club, RadioShack and at shop.sirius.com.

SIRIUS radios are offered in vehicles from Audi, Bentley, BMW, Chrysler, Dodge, Ford, Infiniti, Jaguar, Jeep®, Land Rover, Lexus, Lincoln, Mercury, Maybach, Mazda, Mercedes-Benz, MINI, Mitsubishi, Nissan, Rolls Royce, Scion, Toyota, Volkswagen, and Volvo. Hertz also offers SIRIUS in its rental cars at major locations around the country.

Click on www.sirius.com to listen to SIRIUS live, or to purchase a SIRIUS radio and subscription.

Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance with respect to SIRIUS Satellite Radio Inc. are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. Among the key factors that have a direct bearing on our operational results are: our pending merger with XM Satellite Radio Holdings, Inc. (“XM”), including related uncertainties and risks and the impact on our business if the merger is not completed; any events which affect the useful life of our satellites; our dependence upon third parties, including manufacturers of SIRIUS radios, retailers, automakers and programming providers; and our competitive position versus other audio entertainment providers.

E-SIRI

Contact Information for Investors and Financial Media:

Paul Blalock
SIRIUS
212.584.5174
pblalock@siriusradio.com

Hooper Stevens
SIRIUS
212.901.6718
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